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                                                                   Exhibit 10.30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933.

                              PRODUCTION AGREEMENT

      THIS PRODUCTION AGREEMENT ("Agreement") is entered into as of this 5th day of December, 2002 ("Effective Date") by and between Nabi, a Delaware corporation having its principal place of business at 5800 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487, USA ("Nabi") and Inhibitex, Inc., a Delaware corporation having its principal place of business at 8995 Westside Parkway, Suite 150, Alpharetta, Georgia 30004 ("Inhibitex").

                                    RECITALS

      WHEREAS Inhibitex owns the rights to MSCRAMM(TM) protein technology and its application for the prevention and treatment of staphylococcal infections and requires a supply of the Product (as herein defined) which satisfies the requirements of cGMP (as herein defined), FDA (as herein defined) regulatory requirements and Product Specifications (as herein defined) for use in humans as a parenteral drug; and

      WHEREAS Nabi has the capability to manufacture certain intravenous immune globulin products and intermediates of same by a proprietary process from human plasma in compliance with cGMP and FDA regulatory requirements and Product Specifications at its facility in Boca Raton, Florida and has agreed to manufacture the Product for Inhibitex in accordance with the terms of this Agreement;

      NOW THEREFORE in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

1.    DEFINITIONS

      In this Agreement:

      1.1. "Act" means The Federal Food, Drug, and Cosmetic Act of the United States of America as the same may be amended from time to time.

      1.2. "Affiliate" means, with respect to either Party, any corporation or other business entity controlled by, controlling, or under common control with, such Party. For this purpose, "control" shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock or income interest in such corporation or other business entity, or such other relationship as, in fact, constitutes actual control.

      1.3. "Agreement" means this agreement together with the Schedules attached hereto and any amendments agreed to in writing by the Parties from time to time.

      1.4. "Bulk Certificate of Analysis" means the certificate of analysis, substantially in the form attached hereto as Exhibit I, to be delivered by Nabi prior to the delivery of each batch of Bulk Product pursuant to Section 2.5(k).

      1.5. "Bulk Product" means human Staphylococcus immune globulin isolated by the Nabi Process from Inhibitex Staph Plasma in conformity with the Bulk Product Specifications.

      1.6. "Bulk Product Specifications" means the specifications set forth on Schedule A with which the Bulk Product will comply.
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      1.7.  "By-Products" means plasma fractions, such as, but not limited to,
            Cryoprecipitate or Fraction V, produced as part of the Nabi Process.

      1.8. "CFR 21" means Title 21 of the Code of Federal Regulations as the same may be amended from time to time.

      1.9. "cGMP" means current Good Manufacturing Practices as established by the FDA as the same may be amended from time to time.

      1.10. "Competitive Product" means any Staphylococcus immune globulin (human) product or intermediate produced by Nabi and similar to or competitive with the Product.

      1.11. "Effective Date" means the date set forth above.

      1.12. "Facility" means Nabi's manufacturing plant in Boca Raton, Florida.

      1.13. "FDA" means the United States Food and Drug Administration.

      1.14. "Finished Product" means filled Bulk Product, in conformity with the Finished Product Specifications.

      1.15. "Finished Product Certificate of Analysis" means the certificate of analysis, substantially in the form attached hereto as Exhibit II, to be delivered by Nabi prior to the delivery of each batch of Product pursuant to Section 2.5(g).

      1.16. "Finished Product Delivery Date" means, with respect to any Production Run, the date by which the Parties have agreed that Finished Product processed during such Production Run shall be delivered to Inhibitex, in accordance with Section 3.2.

      1.17. "Finished Product Specifications" means the specifications set forth on Schedule B with which the Finished Product will comply.

      1.18. "Inhibitex Intellectual Property" means all inventions, improvements, discoveries or know-how solely conceived, developed or made by or on behalf of Inhibitex or its employees or consultants prior to the Effective Date relating to the Product, including, without limitation, the Inhibitex Technology.

      1.19. "Inhibitex Staph Plasma" means the human plasma (containing certain Staphylococcus aureus or epidermidis antibodies ) collected in FDA-licensed plasma collection facilities and provided by Inhibitex to Nabi.

      1.20. "Inhibitex Technology" means all patents and patent applications related to the Product.

      1.21. "Label Copy" means any text to be applied to any container, label or box or inserted into any package in connection with the manufacture or distribution of the Product.

      1.22. "Minimal Commercial Yield" means a yield of at least [ *** ] of Finished Product, available for sale or use, including Finished Product contained in any necessary test samples (exclusive of any rejected materials), for each liter of Inhibitex Staph Plasma processed.

      1.23. "Nabi Freezer Facility" means Nabi's facility for the storage of frozen plasma.

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      1.24. "Nabi Locations" collectively means the Facility and the Nabi
            Freezer Facility.

      1.25. "Nabi Intellectual Property" means all inventions, improvements, discoveries or know-how solely conceived, developed or made by or on behalf of Nabi or its employees or consultants prior to the Effective Date relating to the Nabi Process, including, without limitation, the Nabi Technology.

      1.26. "Nabi Process" means the production process used by Nabi to produce the Product and all written procedures and controls required to comply with Nabi SOPs, cGMP and FDA regulatory requirements, together with all modifications and improvements thereto.

      1.27. "Nabi SOPs" means Nabi's standard operating procedures.

      1.28. "Nabi Technology" means all patents and patent applications related to the Nabi Process.

      1.29. "Party" means Nabi or Inhibitex.

      1.30. "Plasma Delivery Date" means, with respect to any Production Run, the date by which the Parties have agreed that Inhibitex Staph Plasma to be processed during such Production Run shall be delivered to Nabi, in accordance with Section 3.2.

      1.31. "Prior Approval Supplement" means a change in the manufacture or testing of the Product that may be applicable to either a specific batch of Product or all Product that requires FDA approval prior to implementation of such change or sale of the Product.

      1.32. "Product" means human Staphylococcus immune globulin isolated by the Nabi Process from Inhibitex Staph Plasma in conformity with the Product Specifications and includes Bulk Product and Finished Product.

      1.33. "Product Specifications" means the Bulk Product Specifications and the Finished Product Specifications.

      1.34. "Production Run" means the processing into Product of any individual batch or batches of Inhibitex Staph Plasma.

      1.35. "Production Run Date" means, with respect to any Production Run, the date on which the Parties have agreed that such Production Run is scheduled to begin, in accordance with Section 3.2.

      1.36. "Proprietary Information" means all know-how, technology, expertise or information, whether or not presently owned or controlled by a Party or acquired or developed by a Party during the term of this Agreement, including any applications for licensing, patenting or copyrighting any of the foregoing and, with respect to Nabi, all Nabi Intellectual Property, and with respect to Inhibitex, all Inhibitex Intellectual Property.

2.    PRODUCTION OF THE PRODUCT

      2.1. Nabi will utilize the Nabi Process to produce the Product from approximately [ *** ] liters of Inhibitex Staph Plasma per batch or, with the consent of Inhibitex, such larger batches as Nabi may hereafter have the capacity to process. Nabi shall use commercially

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            reasonable efforts to minimize loss of Inhibitex Staph Plasma due to the Nabi Process and otherwise to optimize the yield of Product.

      2.2. During the term of the Agreement, Inhibitex estimates that it will purchase all Product resulting from Nabi's processing of approximately the following volumes of Inhibitex Staph Plasma per year:

                                     [ *** ]

            Nabi shall use commercially reasonable efforts to process additional volumes of Inhibitex Staph Plasma to meet all of Inhibitex's reasonable requirements for the Product.

      2.3. The volumes of Product estimated in Section 2.2 shall be binding on both Parties through and including the year 2005. The cancellation by either Party of each or any binding Production Run shall be subject to the cancellation fees set forth on Schedule D. Starting on January 10, 2004, and on each anniversary of that date, Inhibitex will supply Nabi with a forecast of the volume of Inhibitex Staph Plasma to be processed in the then current calendar year and the following two (2) calendar years (i.e. the years 2004, 2005 & 2006). The forecast for the last year of the three-year forecast period will become binding on both Parties and subject to the cancellation fees set forth on Schedule D if, and only if, accepted by Nabi. Nabi shall notify Inhibitex of its acceptance or rejection of each forecast no later than on March 10 of the year such forecast is delivered. Nabi shall not reject any forecast except in good faith. An example of this revolving forecast can be found in Exhibit III.

            In the event that the forecast for the last year of the three-year forecast period is materially below or above the volume estimates included in Section 2.2, Inhibitex will supply Nabi with a revised non-binding forecast of needs for the remaining term of the Agreement, in order to permit Nabi to plan future production.

      2.4. No later than one hundred twenty (120) days prior to any intended Production Run Date, Inhibitex shall deliver to Nabi an order (an "Order") setting forth with respect to the intended Production Run
            (i) the volume of Inhibitex Staph Plasma to be processed by Nabi and
            (ii) the Finished Product Delivery Date. Within ten (10) days of delivery of an Order to Nabi, Nabi shall notify Inhibitex whether it accepts the Order and provide the Plasma Delivery Date and Production Run Date with respect to the intended Production Run. With respect to each Production Run, if Inhibitex, through no fault of Nabi, fails to deliver the ordered volume of Inhibitex Staph Plasma within one hundred twenty (120) days after the Plasma Delivery Date, unless the Parties agree otherwise, Inhibitex shall be deemed to have cancelled such Production Run subject to the cancellation fees set forth on Schedule D.

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      2.5.  Nabi shall:

            (a) perform or arrange for the performance of all testing (including bulk-testing but excluding viral marker and potency testing) of Inhibitex Staph Plasma required to comply with Nabi SOPs, Product Specifications, cGMP and FDA regulatory requirements; provided, however, that Inhibitex will reimburse Nabi for any PCR/NAT testing in the amounts set forth on Schedule E;

            (b) produce, test (including all required in process, bulk and stability testing) and ship Product of at least Minimal Commercial Yield in compliance with Nabi SOPs, Product Specifications, cGMP and FDA regulatory requirements;

            (c) prepare and maintain the production, control, distribution and other records required to comply with cGMP and FDA regulatory requirements;

            (d) perform quality control testing and review of raw materials, in-process materials, and Product according to Nabi SOPs, and Finished Product Specifications, prior to the release of Finished Product to Inhibitex;

            (e) provide, from vendors qualified by Nabi, in accordance with Nabi SOPs, cGMP and FDA regulatory requirements, all inactive ingredients and other manufacturing and test materials (such items to be in accordance with cGMP and FDA regulatory requirements) necessary in order to manufacture Product in accordance with Nabi SOPs, Product Specifications, cGMP and FDA regulatory requirements;

            (f) prepare, review and maintain all records and documents required for the production of the Product in accordance with the batch record including batch manufacturing/finishing records and supporting documents, Nabi SOPs, certificates of release and in-process controls;

            (g) prepare and provide to Inhibitex, within fifteen (15) days after final testing, a copy of the Finished Product Certificate of Analysis and batch and test records for each batch of Finished Product manufactured;

            (h) retain and provide appropriate personnel, facilities, validated equipment and support documents to carry out the production of Product as required by this Agreement;

            (i) be responsible for all actions and activities at the Facility required for compliance with the Nabi Process, including cGMP;

            (j) arrange for the filling of the Bulk Product in accordance with cGMP and FDA regulatory requirements by a filling contractor acceptable to Inhibitex;

            (k) prior to delivering any Bulk Product to a filling contractor, provide to Inhibitex a Bulk Certificate of Analysis;

            (l) dispatch all Product and other deliverables related to the Product to Inhibitex or its authorized agent according to Inhibitex's instructions;

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            (m)   notify Inhibitex of and provide Inhibitex, promptly, but in any event within two (2) business days of receipt by Nabi's Project Manager or his or her designee, with copies of all communications received from the FDA respecting or that may respect the Product. Nabi shall also promptly provide Inhibitex with copies of Nabi's responses to all such communications;

            (n) permit representatives authorized by Inhibitex to inspect the Nabi Locations and documents of Nabi which relate to the Nabi Process and the Product and permit unrestricted access to authorized representatives of Inhibitex to all activities related to the manufacture of Product, including access to operations, equipment, materials and documents and all aspects of the Nabi Locations and any related premises and operations, to observe and audit compliance with the Nabi Process, cGMP and FDA requirements, subject to reasonable notice during normal working hours;

            (o) conduct activities identified as its responsibility in the "Matrix of Responsibilities" attached as Schedule C;

            (p) inform Inhibitex within two business days of official notification of all regulatory inspections related to the Product. Authorized Inhibitex representatives will be allowed, but not required, to attend such inspections. The Inhibitex representatives may contribute in matters related to the Product;

            (q) store, and maintain a system to ensure appropriate segregation of, Inhibitex Staph Plasma and the Product in accordance with cGMP and FDA regulatory requirements. Each month, Nabi shall deliver to Inhibitex a temperature chart with respect to the Nabi Freezer Facility;

            (r) notify Inhibitex thirty (30) days in advance of the implementation of any process, material, equipment or facilities modification that could reasonably be expected to affect the Product;

            (s) notify Inhibitex of, and seek the approval of Inhibitex for, any process or production deviation or test (including quality control testing) or process failure within two (2) business days of discovery;

            (t) provide Inhibitex's approved Label Copy to the filling contractor;

            (u) obtain, and maintain throughout the term of this Agreement property, product liability, general commercial and professional liability insurance covering Nabi's obligations hereunder in each case in amounts and with carriers acceptable to Inhibitex and naming Inhibitex as an additional insured , and require Nabi subcontractors to obtain similar such insurance coverage;

            (v) use good faith efforts to obtain a sublicense from the New York Blood Center permitting Nabi to use applicable patents in connection with the services to be performed under this Agreement; provided, however, that Inhibitex shall pay any fees necessary to obtain such sublicense; provided, further, however, that if Nabi is unable to obtain such sublicense despite its good faith efforts, Inhibitex shall obtain a license from New York Blood Center, on terms and conditions acceptable to Inhibitex;

                                       6
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            (w)   implement current FDA regulatory requirements and industry standards for product manufacture and viral inactivation;

            (x)   make a good faith effort to comply with European standards;
                  and

            (y) cooperate with Inhibitex to use batch history to improve the Product Specifications throughout the term of this Agreement.

      2.6.  Inhibitex shall at Inhibitex's expense:

            (a) provide to Nabi Inhibitex Staph Plasma having a sufficient potency for production of Product.

            (b) within three (3) days of receipt of each Bulk Certificate of Analysis, notify Nabi as to whether Nabi is authorized to release the Bulk Product covered by such certificate to the filling contractor;

            (c) conduct activities identified as its responsibility in the "Matrix of Responsibilities" attached as Schedule C;

            (d) provide with each shipment of Inhibitex Staph Plasma a certificate attesting that material has been collected in QPP Certified and FDA-licensed facilities located in the U.S., under cGMP and in accordance with CFR 21. A unit listing, including the results of all testing required by CFR 21, shall also accompany each shipment;

            (e) obtain and maintain throughout the term of this Agreement general commercial insurance covering Inhibitex's obligations hereunder, in each case in amounts and with carriers acceptable to Nabi and naming Nabi as an additional insured.

            (f) after receipt of a Biologics License Application ("BLA") for the Product, obtain FDA lot release for each batch after acceptance of the Product by Inhibitex; and

            (g) after receipt of a BLA for the Product, provide to Nabi Label Copy that has been approved by the FDA.

      2.7.  Investigational New Drug Application; BLA.

            (a) Nabi will provide all necessary information to the FDA and otherwise cooperate as reasonably requested by Inhibitex in support of Inhibitex's Investigational New Drug Application ("IND") and a BLA related to the Product. Inhibitex shall have all right, title and interest in and to any IND or BLA related to the Product.

            (b) Nabi will file the required amendments to its BLA to allow manufacturing of Product in the Facility.

      2.8. Acceptance of Finished Product by Inhibitex. Inhibitex shall dispatch written notice of acceptance or rejection of any Finished Product batch to Nabi within four (4) weeks of receipt of the Finished Product Certificate of Analysis regarding such batch and appropriate batch records and batch and test records from Nabi. Notice of rejection shall specify the reasons for the rejection in reasonable detail. Notice of acceptance shall state

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            that the acceptance is absolute or subject to conditions specified in the notice, which may include FDA lot release in situations where a Prior Approval Supplement is required by the FDA. If no notice of acceptance or rejection is received from Inhibitex within four (4) weeks of receipt of such certificate, the Product will be deemed to be acceptable for release by Inhibitex. Within ten (10) business days of receipt of notice of acceptance of Product or the date on which the period for giving such notice expires (as the case may be), Inhibitex shall provide written instructions to Nabi for the delivery of Product to Inhibitex or its authorized agent.

3.    SHIPPING, TITLE, RISK OF LOSS, RECORD RETENTION

      3.1.  Shipping/Title/Risk of Loss for Inhibitex Staph Plasma.

            Inhibitex will be responsible for the shipping of Inhibitex Staph Plasma in accordance with cGMP and FDA regulatory requirements to the Nabi Freezer Facility. The Inhibitex Staph Plasma will be kept in the Nabi Freezer Facility in accordance with Nabi SOPs, cGMP and FDA regulatory requirements until ready to be sent to the Facility for processing into the Product.

            Inhibitex shall at all times retain sole title to the Inhibitex Staph Plasma and all proteins contained therein.

            Risk of loss for the Inhibitex Staph Plasma shall remain the responsibility of Inhibitex until the Inhibitex Staph Plasma is delivered to the Nabi Freezer Facility.

      3.2.  Shipping/Title/Risk of Loss for Finished Product.

            Shipment of Finished Product shall be F.O.B. origin (Nabi's Facility or warehouse) to the destination designated by Inhibitex. The shipping agent and/or carrier shall be selected by Inhibitex. Shipping schedules shall be selected by Inhibitex and shall be agreed to by both Inhibitex and Nabi. All freight, insurance, handling and forwarding agent's fees, taxes, storage and all other charges applicable to Finished Product, if any, shall be the responsibility of Inhibitex.

            Inhibitex shall at all times retain sole title to the Bulk Product, Finished Product and any By-Products.

            Risk of loss for the Product shall remain the responsibility of Nabi until the Product is delivered to Inhibitex's shipping agent from Nabi's warehouse or Facility.

      3.3.  Production Records.

            Nabi agrees to maintain records in accordance with the applicable FDA rules and regulations relative to the materials used in the Product and processing thereof in accordance FDA regulatory requirements. Upon Inhibitex's request with a ten (10) business day notice and at Inhibitex's expense, Nabi shall permit Inhibitex and/or an independent auditor selected by Inhibitex to have access to such records from time to time during ordinary business hours to verify compliance by Nabi with such rules and regulations. Nabi shall notify Inhibitex of any intention to dispose of such records and Inhibitex may thereafter remove such records at it own expense.

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4.    SUPERIORITY

            No provision on Inhibitex's purchase order form or on Nabi's general conditions of sale or invoice which may purport to impose different conditions upon Inhibitex or Nabi shall modify or otherwise alter the terms of this Agreement.

5.    DISCLAIMER/LIMITED LIABILITY

            NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT, IN NO EVENT WILL EITHER PARTY HAVE ANY LIABILITY FOR ANY LOSS OF INCOME, PROFIT, INTEREST OR SAVINGS BY THE OTHER PARTY OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES SUFFERED BY THE OTHER OR BY ANY THIRD PARTY, ARISING FROM OR RELATED TO THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, AND WHETHER IN CONTRACT, INDEMNITY, WARRANTY, STRICT LIABILITY OR TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR ANY OTHER LEGAL OR EQUITABLE GROUNDS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES.

            The foregoing limitation shall not apply to the costs incurred by Inhibitex to obtain and audit a new replacement manufacturer and to conduct new clinical trials if Nabi, in order to pursue a potentially more economically advantageous alternative, fails or refuses to perform in good faith any of its material obligations under this Agreement.

6.    PRICE AND PAYMENT

      6.1. Processing Fees. Subject to Section 6.2, Inhibitex shall pay to Nabi the processing fees set forth on Schedule D in consideration of the services provided by Nabi pursuant to this Agreement.

      6.2.  Non-Payment.

            (a) Inhibitex shall not be required to make any payment for any Product that (i) does not meet the Product Specifications or comply with cGMP or FDA regulatory requirements, (ii) is not manufactured as required by the Nabi Process, unless the prior written consent of Inhibitex to such deviation from the Nabi Process has been obtained or such deviation does not, in the judgment of Inhibitex, adversely affect the Product, (iii) is not delivered, through no fault of Inhibitex, within one hundred twenty (120) days after the Finished Product Delivery Date applicable to the Production Run in which such Product was processed, unless the Parties agree otherwise, or (iv) beginning January 1, 2004, does not meet the Minimal Commercial Yield. Any dispute regarding whether Product meets the Product Specifications, cGMP, FDA regulatory requirements or Minimal Commercial Yield shall be resolved by an independent third-party laboratory to be selected by mutual agreement of the Parties. The determination of such laboratory shall be final and binding upon the Parties.

                  If any batch of Product (i) fails to meet Product Specifications, (ii) fails to comply with cGMP or FDA regulatory requirements, (iii) is not manufactured as required by the Nabi Process or (iv) beginning January 1, 2004, does not meet the

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                  Minimal Commercial Yield, in any case, due solely to Nabi's negligence in processing such batch, Inhibitex shall not be responsible for the costs associated with the processing of such batch and Nabi shall reimburse Inhibitex for the actual cost of replacing the Inhibitex Staph Plasma from which such batch was processed. If a batch of Product fails to meet Product Specifications due solely to Inhibitex's error or negligence, Inhibitex will be responsible for the costs associated with the processing of such batch. If a batch of Product fails to meet Product Specifications for any other reasons, the parties shall split the cost of processing such batch and the actual cost of replacing the Inhibitex Staph Plasma from which such batch was processed in proportion to their relative fault as they mutually agree. If the Parties are unable to agree on their relative fault with respect to such failure within twenty (20) days after such failure is finally determined, their respective fault shall be determined in accordance with Section 20.11 below.

      6.3. Payments. Inhibitex shall pay all amounts required to be paid to Nabi pursuant to this Agreement no later than thirty days from the date of invoice in accordance with the instructions set forth on Schedule D. Interest at a rate equal to prime commercial lending rate of the Bank of America from time to time plus 1% shall be paid on any payments received after thirty (30) days from the date of the applicable invoice.

      6.4.  Additional Costs.

            (a) Inhibitex shall pay Nabi [ *** ] on the Effective Date to compensate Nabi for the costs it incurs for specifications, dedicated equipment, process development, support data and regulatory affairs support.

            (b) Inhibitex shall reimburse Nabi for one half of the reasonable costs incurred by Nabi in the construction of a cold thaw room in the Facility (up to a maximum of [ *** ]) upon completion of such construction; provided, however, that such construction shall be completed no later than such one year after the Effective Date.

            (c) Inhibitex shall reimburse Nabi for any material costs incurred as a result of viral inactivation, process, or facility modifications resulting from mandatory changes in industry standards, FDA regulatory requirements and/or cGMP or, if applicable to the Product, European regulatory requirements. The amount that Inhibitex shall pay to Nabi under this 6.4(c) will be based on whether the mandatory modifications are applicable to products manufactured in the Nabi facility other than the Product, to the Facility in general, or to the Product only. If the modifications relate to products manufactured in the Nabi facility other than the Product or to the Facility in general, the costs will be divided among all affected parties in proportion to the ratio of the volumes of material processed by Nabi on behalf of each such party in the year the modifications are implemented to Nabi's processing capacity in such year. For purposes of calculating costs, expenditures that relate to capital improvements which are reasonably expected to be capitalized according to GAAP shall be the depreciated and/or amortized over their estimated lives. The annual depreciation and or amortization charges shall be used to calculate the cost of these expenditures in each year. If the mandatory modifications are for the Product only, and Inhibitex agrees to such modifications, Inhibitex will bear the total cost in the year the costs are incurred

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                  by Nabi. If the mandatory modifications do not relate to the
                  Product at all, Inhibitex shall bear no cost for such modifications.

            (d) Inhibitex may, from time to time, request Nabi to make other changes in the Nabi Process or to the Product Specifications, etc., including additional testing, which are not the result of changes in industry or regulatory standards. Inhibitex must submit requests for such changes in writing to Nabi. Nabi shall not unreasonably withhold its consent to any such changes. Any such Inhibitex requested change(s) which result in increased costs to Nabi shall be reflected in adjusted pricing, to be mutually agreed upon in good faith.

      6.5. Travel Costs. Inhibitex shall be responsible for all travel and accommodation expenses and other costs incurred by or payable in respect of employees of Nabi who provide services or expertise to the production and/or approval of the Product, provided that Nabi obtains Inhibitex's prior written approval before such costs are incurred.

      6.6. Storage of Inhibitex Staph Plasma. Nabi will store Inhibitex Staph Plasma at the Nabi Freezer Facility until required for processing. Nabi will be compensated for the storage of such Inhibitex Staph Plasma and associated activities as follows:

            (a)   Handling and Storage        [ *** ]

            (b)   Driver and Equipment        [ *** ]

            (c)   Labor                       [ *** ]

            (d)   Grade A Pallets             [ *** ]

            (e)   Shrink Wrap                 [ *** ]

            Note: Hourly rates for Driver and Equipment/Labor will be billed for pulling samples and picking pools as well as normal processing in and out of the Facility.

7.    PROJECT MANAGERS

      7.1. Appointment. Inhibitex and Nabi designate the following employees to act as Project Managers:

            Appointed By   Name           Title
            ------------   ----           -----
            Nabi           Janice Smith   Sr. Dir., Contract Manufacturing Operations
            Inhibitex      Barry Mangum   Project Manager

            Inhibitex and Nabi shall be entitled to replace any Project Manager by giving written notice to the other Party within thirty (30) days prior to replacement.

      7.2.  Duties.

            The Project Managers designated by Inhibitex and Nabi shall communicate and coordinate all Product related activities; but shall not be able to change, amend or waive any terms of this Agreement without a written instrument signed by authorized officers of

            Inhibitex and Nabi.

8.    INTELLECTUAL PROPERTY

      8.1.  Representations of Nabi. Nabi represents to Inhibitex that:

            (a) Nabi is the sole owner of all rights, title and interest in the Nabi Intellectual Property and the Nabi Process or has secured the right to use the Nabi Intellectual Property from any third parties, if necessary;

            (b) To the best of Nabi's knowledge, the Nabi Intellectual Property and the Nabi Process do not infringe upon any patents issued worldwide.

      8.2.  Representations of Inhibitex. Inhibitex represents to Nabi that:

            (a) Inhibitex is the sole owner of all rights title and interest in the Inhibitex Intellectual Property, or has secured the right to use the Inhibitex Intellectual Property from any third parties, if necessary;

            (b) Inhibitex has not granted, and during the term of this Agreement Inhibitex will not grant, any right, license or privilege relating to the production of the Product to any third party; and

            (c) To the best of Inhibitex's knowledge, the Inhibitex Intellectual Property does not infringe upon any patents issued worldwide.

      8.3. Inhibitex Intellectual Property. All Inhibitex Intellectual Property shall remain the sole property of Inhibitex. Inhibitex hereby grants to Nabi a non-exclusive and non-transferable royalty-free license to use the Inhibitex Intellectual Property solely to produce the Product pursuant to the terms of this Agreement. Nabi shall not be entitled to use the Inhibitex Intellectual Property for any purpose or in any manner other than as set forth in this Agreement. Nabi hereby disclaims any right or interest in the Inhibitex Intellectual Property, except for the rights to the license specifically granted in this Agreement.

      8.4. Nabi Intellectual Property. All Nabi Intellectual Property shall remain the sole property of Nabi. Inhibitex shall not be entitled to use the Nabi Intellectual Property for any purpose or in any manner other than as set forth in this Agreement. Inhibitex hereby disclaims any right or interest in the Nabi Intellectual Property.

      8.5. Improvements to Intellectual Property. All improvements or modifications to the Inhibitex Intellectual Property developed or discovered during the term of this Agreement shall be the sole property of Inhibitex. Nabi shall have no right, title or interest in such improvements or modifications. All improvements or modifications to the Nabi Intellectual Property and the Nabi Process developed or discovered during the term of this Agreement shall be the sole property of Nabi. Inhibitex shall have no right, title or interest in such improvements or modifications. Each Party shall promptly deliver to the other Party copies of all tangible embodiments of such improvements or modifications to the other Party's Intellectual Property.

      8.6. Notice. Nabi shall promptly notify Inhibitex of any improvements or modifications to the Inhibitex Intellectual Property discovered or developed during the term of this Agreement by delivering paper or electronic copies of documents and material embodying the improvements or modifications to the Inhibitex Intellectual Property and, if necessary, by demonstration. If Inhibitex deems it necessary, Inhibitex shall prepare and file applications for patents for its products with respect to the improvements or modifications, in its own name. Inhibitex shall give Nabi proper notice of all patent applications for such improvements or modifications. Nabi shall provide such information and assistance reasonably requested by Inhibitex in connection with the preparing and filing of any patent applications and in connection with the prosecution thereof. Inhibitex shall compensate Nabi for all expenses incurred by Nabi in providing such information and assistance.

      8.7. Publication. Inhibitex shall be entitled to publish any improvements or modifications to the Inhibitex Intellectual Property discovered or developed during the term of this Agreement. Inhibitex may invite Nabi or its employees to co-author such publications.

9.    ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

      9.1. Representations of Nabi. Nabi represents and warrants to Inhibitex that, as of the Effective Date:

            (a) the execution, delivery and performance by Nabi of this Agreement (a) have been duly authorized by all requisite corporate action, (b) do not and will not contravene or violate the terms of the certificate of incorporation or by-laws of Nabi or any requirement of law applicable to Nabi or its assets, business or properties; (c) do not and will not (with or without the giving of notice or the lapse of time or both), conflict with, contravene, result in any violation or breach of or default under any agreement under which Nabi is obligated; and

            (b) no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with or in respect of, any Regulatory Authority or any other person is necessary or required in connection with the execution, delivery or performance by Nabi of this Agreement except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect as of the Effective Date.

      9.2. Covenants of Nabi. Nabi hereby covenants that, throughout the term of this Agreement, it will maintain all licenses and approvals necessary to produce the Product in accordance with cGMP and FDA regulatory requirements.

      9.3. Representations of Inhibitex. Inhibitex represents and warrants to Nabi that, as of the Effective Date:

            (a) the execution, delivery and performance by Inhibitex of this Agreement (a) have been duly authorized by all requisite corporate action, (b) do not and will not contravene or violate the terms of the certificate of incorporation or by-laws of Inhibitex or any requirement of law applicable to Inhibitex or its assets, business or properties; (c) do not and will not (with or without the giving of notice or the lapse of time or both), conflict with, contravene, result in any violation or breach of or default under any agreement under which Inhibitex is obligated; and

            (b) no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with or in respect of, any Regulatory Authority or any other person is necessary or required in connection with the execution, delivery or performance by Inhibitex of this Agreement except consents, authorizations, filings and notices which have been obtained or made and are in full force and effect as of the Effective Date.

10.   BY PRODUCTS

      All By-Products resulting from Production Runs shall be the property of Inhibitex. The Parties agree to negotiate in good faith the terms of any sale of By-Products. If the Parties agree to the terms of any sale of By-Products, Nabi shall have the exclusive right to sell the By-Products on behalf of Inhibitex in accordance with such agreement.

11.   THIRD PARTY CONTRACTORS

      Inhibitex, in conjunction with Nabi, shall have the right to audit and inspect all third party contractors, including all vendors and testing and filling contractors, that Nabi may enter into agreements with in the performance of its obligations under this Agreement. All such third party contractors shall be subject to the continuing approval of both Nabi and Inhibitex, which approval shall not, in either case, be unreasonably withheld. Inhibitex reserves the right to reasonably withhold approval if a third party contractor fails to materially comply with any FDA regulatory requirement or is found to be materially deficient by an audit. Nabi will use its best efforts to ensure that all agreements with such third party contractors include provisions to maintain the confidentiality of Inhibitex's Proprietary Information and provide Inhibitex rights with respect to such contractors substantially similar to the rights with respect to Nabi granted to Inhibitex under Section 2.5(n).

12.   NO UNAUTHORIZED USE

      During the term of this Agreement, Nabi shall not use any materials supplied by Inhibitex pursuant to this Agreement for any purpose other than performing its obligations under this Agreement.

13.   NO DEBARMENT

      Nabi represents and warrants that neither it nor any of its employees involved in connection with this Agreement, is on the debarment list prepared by the FDA Office of Regulatory Affairs, Compliance References:
      Debarment List under Section 306(a) or Section 306(b) of the Act. Nabi hereby covenants and agrees that if at hire or otherwise it learns of a conviction of any of its employees performing hereunder of a crime that could reasonably lead to debarment of such employee under Section 306(a) or Section 306(b) of the Act it will make due inquiry as to whether such conviction would, in fact, lead to a debarment under Section 306(a) or
      Section 306(b) and promptly notify Inhibitex thereof. Furthermore, Nabi agrees to notify Inhibitex upon the notice to it of conviction or debarment under Section 306(a) or Section 306(b) of the Act of any of its employees performing hereunder.

14.   TERM

      This Agreement shall commence as of the Effective Date and shall terminate ten (10) years from the Effective Date. The pricing for the second five
      (5) years of the term of this

      Agreement shall be subject to adjustment as agreed to in good faith by the Parties at least one hundred eighty (180) days prior to the fifth (5th) anniversary of the Effective Date; provided, however, that Nabi shall be entitled to a one-time 10% processing fee increase in addition to the Consumer Price Index in effect in the sixth year of the Agreement.

15.   TERMINATION

      15.1. Rights of Both Parties. Either Party shall be entitled to terminate this Agreement by written notice having immediate effect if:

            (a) the other Party fails to make an undisputed payment of money, within ninety (90) days of due date;

            (b) the other Party defaults in any material respect in the performance of any of its obligations or any of its representations or warranties under this Agreement or otherwise commits any material breach of this Agreement (excluding a failure to make a payment of money when due) and such default is not cured within twenty (20) days after written notice specifying in reasonable detail the nature of such default;

            (c) the other Party becomes bankrupt, insolvent, makes an assignment for the benefit of creditors or proposes or makes any arrangements for the liquidation of its debts or a receiver is appointed with respect to all or any part of the assets of the other Party, or the other Party ceases or threatens to cease to carry on business or to wind-up its business, and such Party fails to provide within sixty (60) business days after notice by the other Party such specified assurances of performance as are reasonably requested in writing by the other Party; or

            (d) the other Party fails to promptly secure or renew any license, registration, permit, authorization or approval necessary for the conduct of its business in the manner contemplated by this Agreement in any significant country, or if any such license, registration, permit, authorization or approval is revoked or suspended and not reinstated within sixty (60) days or diligent efforts are being made to effect such reinstatement.

      15.2. Right of Inhibitex. Inhibitex shall be entitled to terminate this Agreement by written notice having immediate effect if:

            (a) Nabi produces Finished Product of less than Minimal Commercial Yield for the first two (2) consecutive Production Runs; or

            (b) Inhibitex does not receive FDA approval for the Product or it becomes apparent, in the sole determination of Inhibitex, that the Product will not be approved and Inhibitex decides to cancel substantially all further activity toward Product approval.

      15.3. Failure to Obtain License. If, despite their good faith efforts, the Parties fail to obtain the necessary sublicense or license from the New York Blood Center as provided in Section 2.5(v) within sixty
            (60) days of the Effective Date, then this Agreement shall be terminated and neither Party shall have any further obligation to the other under this Agreement except pursuant to Sections 16.1(a),
            (b) and (c).

16.   CONSEQUENCES OF TERMINATION

      16.1. Immediate Consequences. Upon the termination of this Agreement pursuant to Section 15.1 of 15.2:

            (a) the non-exclusive and non-transferable royalty-free license for the Inhibitex Intellectual Property granted by Inhibitex to Nabi in Section 8.3 shall immediately terminate;

            (b) Nabi shall cease the manufacture of the Product and dispose of any in-process materials and raw materials and Product in its possession in accordance with the written directions of Inhibitex;

            (c) each tangible embodiment of all Inhibitex Intellectual Property and Nabi Intellectual Property shall be immediately delivered to its respective owner;

            (d) all accrued or unpaid monetary obligations as of the date of termination of this Agreement shall be immediately paid; and

            (e) the rights or remedies to which the terminating Party may be entitled shall not be limited or affected by the termination of this Agreement.

      16.2. Survival of Terms. Notwithstanding the termination or expiration of this Agreement, all obligations relating to indemnification, confidentiality, intellectual property and storage and maintenance of Product herein shall survive termination of this Agreement.

17.   INDEMNIFICATION AND RECALLS

      17.1. General Indemnification. Each Party agrees to indemnify and hold the other Party harmless against any and all losses, liabilities, damages, claims, judgments, demands, and expenses, reasonable attorneys fees and all other costs resulting from a claim brought by a third party (hereinafter collectively or individually referred to as a "Loss") arising out of or in connection with:

            (a) the breach by the other Party or any of its representations or warranties contained in this Agreement; or

            (b) the non-performance, partial or total, of any covenants of the other Party contained in this Agreement.

      17.2. Indemnification by Inhibitex. Without limiting the general indemnity provisions of Section 17.1, Inhibitex shall indemnify Nabi for any Loss resulting from:

            (a) any claim brought by a third party arising out of or connected with any negligence or willful misconduct of Inhibitex in connection with the performance of its obligations under this Agreement;

            (b) any claim that the Product infringes any patent, copyright, trade secret or other such intellectual property right of any third party; or

            (c) the costs of recall made against or sustained by Nabi or any third party arising out of the use or sale of the Product, to the extent that such recall is attributable to Inhibitex's negligence or willful misconduct.

      17.3. Indemnification by Nabi. Without limiting the general indemnity provisions of Section 17.1, Nabi shall indemnify Inhibitex for any Loss resulting from:

            (a) any claim brought by a third party arising out of or connected with any negligence or willful misconduct of Nabi in connection with the performance of its obligations under this Agreement;

            (b) any claim that the Nabi Process infringes any patent, copyright, trade secret or other such intellectual property right of any third party; or

            (c) the costs of recall made against or sustained by Inhibitex or any third party arising out of the use or sale of the Product, to the extent that such recall is attributable to Nabi's negligence or willful misconduct.

      17.4. Indemnification Procedure. As a condition to the indemnified Party's right to indemnification under this Section, the indemnified Party shall give prompt notice to the indemnifying Party of any suits, claims or demands by third parties which may give rise to any Loss for which indemnification may be required under this Section, but the indemnified Party's failure to do so shall not affect the indemnifying Party's obligation hereunder except to the extent of its actual damages as a result of such failure. The indemnifying Party shall be entitled to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense. If the indemnifying Party shall assume the defense of such action, it shall not settle such action without the prior written consent of the indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that an indemnified Party shall not be required to consent to any settlement that (i) does not include as an unconditional term thereof the giving by the claimant or the plaintiff of an unconditional release of the indemnified Party from all liability with respect to such action or (ii) involves the imposition of equitable remedies or the imposition of any material obligations on such indemnified Party other than financial obligations for which such indemnified Party will be indemnified hereunder. As long as the indemnifying Party is contesting any such action in good faith and on a timely basis, the indemnified Party shall not pay or settle any claims brought in such action without the prior written consent of the indemnifying Party. Notwithstanding the assumption by the indemnifying Party of the defense of any action as provided in this Section 17.4, the indemnified Party shall be permitted to participate in the defense of such action and to employ counsel at its own expense; provided, however, that if the defendants in any action shall include both an indemnifying Party and any indemnified Party and such indemnified Party shall have reasonably concluded that counsel selected by indemnifying Party has a potential conflict of interest because of the availability of different or additional defenses to such indemnified Party, such indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the indemnifying Party, it being understood, however, that the indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (in addition to local counsel) in such action or group of related actions.

            If the indemnifying Party shall fail to notify the indemnified Party of its desire to assume the defense of any such action within the prescribed period of time, or shall notify the indemnified Party that it will not assume the defense of any such action, then the indemnified Party may assume the defense of any such action, in which event it may do so acting in good faith in such manner as it may deem appropriate, and the indemnifying Party shall be bound by any determination made in such action.

      17.5. Recalls.

            Inhibitex shall have the right to control the arrangement of any recall of the Product, and the Parties will cooperate with each other in implementing such recall. Specifically, the Parties shall cooperate in the event of a Product recall with respect to the reshipment, storage and disposal of recalled Product; the preparation and maintenance of relevant reports and records; and notification to any recipients or users. In the event that any governmental agency or authority issues a recall or takes similar action in connection with the Product, or in the event either Party determines that an event, incident or circumstance has occurred which may result in the need for a recall or market withdrawal, the Party with such information shall, within twenty-four (24) hours, advise the other Party of the circumstances by telephone or facsimile. Except as otherwise provided in Section 17.2 and Section
            17.3 above, each Party shall bear the costs it incurs in connection with any recall.

18.   CONFIDENTIALITY

      18.1. Confidentiality. Inhibitex and Nabi shall not disclose any to any third party any Proprietary Information of the other Party received pursuant to this Agreement or otherwise, or use any such Proprietary Information in any manner, or for any purpose, that is not expressly permitted hereby, without the prior written consent of such other Party. These obligations shall not apply to:

            (a) information which is known to the receiving Party on a non-confidential basis prior to the time of disclosure and documented by written records;

            (b) information disclosed to the receiving Party by a third party which has a right to make such disclosure;

            (c) information which is independently developed by the receiving Party without use of the Proprietary Information of the other Party and documented by written records;

            (d) information which becomes patented, published or otherwise part of the public domain other than as a result of a breach by the receiving Party of its obligations hereunder; or

            (e) information which is required to be disclosed by law or regulation or in response to a valid order of a court or other governmental body, but only to the extent of and for the purpose of such law, regulation or order, and only if the receiving Party first notifies the disclosing Party of the required disclosure and permits the disclosing Party, at its expense, to seek an appropriate legal remedy to maintain the information in secret.

            Upon request by the Party providing the Proprietary Information, at the expiration or earlier termination of this Agreement, the other Party shall return all Proprietary Information and all copies thereof that are in its possession. Each Party, if it so desires, may retain in the files of its legal counsel, for archival purposes only, one copy of all materials returned so as to provide a record of such disclosure and return.

      18.2. Remedies. Because of the unique nature of the Proprietary Information, each Party acknowledges and agrees that the other Party would suffer irreparable injury if such Party fails to comply with the obligations in this Section 18 and that monetary damages would be inadequate to compensate such Party for such breach. Accordingly, each Party agrees that the other Party will, in addition to any other remedies available to it at law, in equity or, without limitation, otherwise, be entitled to injunctive relief and/or specific performance to enforce the terms, or prevent or remedy the violation, of this Section 18. This provision shall not constitute a waiver by either Party of any rights to damages or other remedies which it may have pursuant to this Agreement or otherwise.

19.   COMPETITIVE PRODUCT

            Permitted Activities. It is acknowledged and understood by the Parties that Nabi may have developed or may be in the process of developing a Competitive Product. Subject to Sections 8 and 18 of this Agreement, nothing in this Agreement shall prohibit or restrict Nabi from using the Nabi Intellectual Property and the Nabi Process to develop and manufacture a Competitive Product for its own use or another third party during the term of this Agreement.

20.   MISCELLANEOUS PROVISIONS

      20.1. Notice. Any notice permitted or required by this Agreement shall be in writing and shall be delivered, mailed postage prepaid or sent by e-mail, facsimile or express courier service to the following addresses:

            Inhibitex:

                        Inhibitex, Inc.
                        8995 Westside Parkway, Suite 150
                        Alpharetta, GA  30004
                        Attention:  Barry Mangum
                        Telephone: (678) 336-2600
                        Facsimile: (678) 336-4193
                        email: bmangum@inhibitex.com

            with a copy to:

                        Swidler Berlin Shereff Friedman, LLP
                        405 Lexington Avenue
                        New York, NY 10174
                        Attn:  David S. Rosenthal
                        Telephone: 212-973-0111
                        Facsimile: 212-891-9598
                        email: dsrosenthal@swidlaw.com

            Nabi:

                        Nabi
                        5800 Park of Commerce Boulevard, N.W.
                        Boca Raton, Florida  33487
                        Attention:  Janice Smith, Sr. Dir. Contract
                                    Manufacturing Operations
                        Telephone: (561) 989-5775
                        Facsimile: (561) 989-5897
                        email: jsmith@nabi.com

            with a copy to:

                        Nabi
                        5800 Park of Commerce Boulevard, N.W.
                        Boca Raton, Florida  33487
                        Attention:  General Counsel
                        Telephone: (561) 989-5850
                        Facsimile: (561) 989-5889
                        email: amack@nabi.com

            All such notices shall:

            (i)   if delivered, be deemed to have been given on receipt;

            (ii) if transmitted by e-mail or facsimile, be deemed to have been given on the day they were sent; and

            (iii) if express courier, be deemed to have been given on the first day following the date of sending.

      20.2. Entire Agreement. This Agreement, including all attached Schedules and Exhibits which are hereby incorporated by reference into this Agreement, is the entire agreement between the parties with respect to its subject matter and supersedes all other agreements, oral or written, relating to its subject matter. There are no other representations, understandings or agreements between the Parties relative to such subject matter.

      20.3. Modifications. No modifications or amendments to this Agreement shall be valid unless in writing and signed by an authorized officer of Inhibitex and Nabi.

      20.4. Waiver. No waiver by either Party or any default shall operate as a waiver of any other default or of the same default on a future occasion.

      20.5. Public Announcements. No public announcement relating to the Product or this Agreement shall be made by either Party without the prior written consent of the other Party, and neither Party shall use the name of the other Party to this Agreement, any trademark or trade name, or the name of any employee of the other Party in any advertising or news release without the prior consent of the other Party. Notwithstanding the foregoing, either Party may at any time make any announcement which is required by applicable law, agency regulation or administrative order.

      20.6. Assignment. Neither Party shall assign this Agreement or any of its rights or obligations hereunder without the express written consent of the other Party, except as hereinafter provided. With prior written notice to the other Party, either Party, without the other Party's consent, may assign this Agreement to (i) an Affiliate, or
            (ii) a successor of substantially its entire assets relating to the products to be sold or the services to be performed hereunder, who shall expressly assume in writing the performance of all of the terms and conditions of this Agreement then to be performed by such successor as if it were named herein as a party; provided, however, that prior to the consummation of any such assignment by Nabi, Nabi shall use good faith efforts to produce and deliver to Inhibitex Product sufficient to satisfy Inhibitex's reasonable requirements for eighteen (18) months. Any such assignment by Nabi shall not have an adverse regulatory effect on Inhibitex or the Product. Any purported assignment of this Agreement other than as provided in this Section 20.6 shall be void. This Agreement shall be binding on and enure to the benefit of each Party's successors and permitted assigns.

      20.7. Relationship. Inhibitex and Nabi are independent contractors and nothing herein shall be deemed to establish a relationship of principal and agent between Inhibitex and Nabi, nor any of their agents or employees for any purpose whatsoever. This Agreement shall not be construed as constituting Inhibitex and Nabi as partners, or creating any other form of legal association or arrangement which would impose liability upon one Party for the act or failure to act of the other Party.

      20.8. Currency. All payments required to be made under this Agreement shall be made in legal currency of the United States of America. All dollar amounts set forth in this Agreement are in United States dollars.

      20.9. Force Majeure. Failure of either Party to perform its obligations under this Agreement shall not subject such Party to any liability to the other Party if such failure is caused by any event and/or circumstances beyond the reasonable control of such non-performing Party, including, but not limited to, acts of God, fire, explosion, flood, drought, war, terrorism, riot, sabotage, embargo, strikes or other labor trouble, failure in whole or in part of suppliers to deliver on schedule materials, equipment or machinery, interruption of or delay in transportation, or national health emergency or material regulatory change (an "Event of Force Majeure"). The Party suffering an Event of Force Majeure shall use reasonable efforts to perform its obligations hereunder as soon as practicable. If such Party is not able to perform its obligations hereunder within ninety
            (90) days of the Event of Force Majeure, the other Party may terminate this agreement without liability.

      20.10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, USA without regard to the choice of law provisions thereof.

      20.11. Dispute Resolution. All disputes arising between the Parties under this Agreement shall be settled by arbitration conducted in accordance with the procedures of the commercial international Arbitration Rules of the American Arbitration Association. In addition, each Party shall have the right to take discovery of the other Party by any or all methods provided in the United States Federal Rules of Civil Procedure. The arbitrator(s) may upon request exclude any evidence not made available to the other Party pursuant to a proper discovery request from being used in the arbitration proceeding. Any arbitration proceeding will be held in New York City, New York, USA.

      20.12. Severance. If any provision of this Agreement should be or become fully or partly invalid or unenforceable for any reason whatsoever or violate any applicable law, this Agreement is to be considered divisible as to such provision and such provision is to be deleted from this Agreement and the remainder of this Agreement shall be deemed valid and binding as if such provision were not included. A suitable provision which, as far as legally possible, comes nearest to what the Parties desired according to the sense and purpose of this Agreement, had this point been considered when concluding this Agreement, shall be substituted for any such provision deemed to be deleted.

21.   LIST OF EXHIBITS AND SCHEDULES

            The Exhibits and Schedules listed in this provision and attached herewith are fully a part of this Agreement and cannot be modified unless mutually agreed between the Parties:

                   Schedule A  Bulk Product Specifications
                   Schedule B  Finished Product Specifications
                   Schedule C  Matrix of Responsibilities
                   Schedule D  Terms of Payment
                   Schedule E  PCR/NAT Testing
                   Exhibit I   Bulk Certificate of Analysis
                   Exhibit II  Finished Product Certificate of Analysis
                   Exhibit III Binding Volume Estimate Flow Chart

      IN WITNESS WHEREOF, the proper officers of the parties hereto have executed this Agreement.

INHIBITEX, INC.                      NABI

By:   /s/ William D. Johnston        By:   /s/ Thomas H. McLain
    -------------------------            ----------------------
    Name: William D. Johnston            Name: Thomas H. McLain
    Title: President and CEO             Title: Executive Vice President and COO

                                   SCHEDULE A

                           BULK PRODUCT SPECIFICATIONS

                                     [ *** ]

                                   SCHEDULE B

                         FINISHED PRODUCT SPECIFICATIONS

                                     [ *** ]

                                   Schedule C

                           MATRIX OF RESPONSIBILITIES

            Man   - manufacturing            I  - informed
            QA    - quality assurance        C  - contributes
            QC    - quality control          R  - responsible
            FA    - final approval           A  - audits


                TASK                               NABI          INHIBITEX
                                             MAN    QC    QA
Procure components                            R      C    C        A
Procure chemicals                             R      C    C        A
Select Equipment                              R      I    C        I
Procure plasma                                I      I    I        R
Test & release components                     I      R    A        A*
Test & release Chemicals                      I      R    A        I
Generate in process Q.C. specifications       R      C    C        I
Sub-Contractor Activities                     I      I    R        A
Perform IQ (equipment)                        R      I    A        I
Manufacture Products                          R      C    A        A
Perform environmental monitoring              I      R    A        A
Record Issuance/Review                        C      I    R       A/R
Lot Release                                   I      C    R        FA
Regulatory Inspections                        I      I    R        I
Document Control                              I      I    R        A
Change Control                                C      C    R        I
Product Recall                                I      I    C        R
Variance Approval                             I      I    R        C
Complaint Investigation                       I      I    C        R
Non-conforming material review                C      C    R        FA
Calibration Program                           R      I    A        I
Preventative Maintenance Program              R      I    A        I

--------------
* results of nucleic acid testing will be sent to Inhibitex for notification of suppliers of Inhibitex Staph Plasma.

                                   SCHEDULE D

                                TERMS OF PAYMENT

1.    Processing Fees

Nabi will invoice Inhibitex for processing of each liter of Inhibitex Staph Plasma processed in the manufacture of the Product as per the following schedule.

For [ *** ] batches, [ *** ] per batch. For [ *** ] batches, the processing fee shall depend on the yield as follows:

            batches that yield [ *** ];
            batches that yield [ *** ];
            batches that yield [ *** ]; and
            batches that yield [ *** ].

Processing fees are inclusive of all costs except the cost of plasma, any solvent/detergent royalty, PCR/NAT testing, non-routine quality control testing, shipping to and from Nabi and shipping to and from the filling contractor. Beginning in 2003, processing fees will be adjusted annually based on the increase in the Consumer Price Index for the preceding year.

The yields above [ *** ] can be pro-rated but the yields below [ *** ] cannot. All yields are commercial yields.

Nabi will invoice Inhibitex for the Finished Product upon shipment.

2.    Cancellation Fees.

If either Party cancels any binding Production Run, then it shall pay to the other Party the following cancellation fees per batch for the calendar year affected by the cancellation:

           Date of Notice of Cancellation    Cancellation Fees
           ------------------------------    -----------------
             Less than or equal to 3             $425,000
             months before the
             Production Run Date

             More than 3 months and              $318,750
             less than or equal to 6
             months before the
             Production Run Date

             More than 6 months and              $212,500
             less than or equal to 9
             months before  the
             Production Run Date

             More than 9 months and              $106,250
             less than or equal to 12
             months before the
             Production Run Date

             More than 12 months                 $ 25,000
             before the Production
             Run Date

3.    Payment Instructions.

Payment terms are net 30 days from invoice date, payable by wire transfer to the following account:

      If to Nabi, to:

                        Bank of America
                        140 Elm Street, 3rd Floor
                        Dallas, TX  75202-2911
                        Acct. No.: 375-016-8862
                        ABA No.: 1110-0001-2
                        Swift code: NABKUS 44 DAL

      If to Inhibitex, to:

                        Bank of America
                        600 Peachtree St., NE, Suite 1100
                        Atlanta, GA  30308
                        ABA:  061000052
                        Name of Account:  INHIBITEX, INC.
                        Account #:  325 670 7615

                                   SCHEDULE E

                                 PCR/NAT TESTING

Nabi or its agent will test pooled plasma and individual donations for infectious diseases according to the following price schedule and according to Nabi SOPs:

      Master pools standard prices
      Two reactions per primer set Qualitative

      HIV RNA PCR      [  ***  ]
      HCV RNA PCR      [  ***  ]
      HBV DNA PCR      [  ***  ]
      HAV RNA PCR      [  ***  ]
      Parvo DNA PCR    [  ***  ]

      Primary pools/Individual donor/Standard prices
      One reaction per primer set Qualitative

      HIV RNA PCR      [  ***  ]
      HCV RNA PCR      [  ***  ]
      HBV DNA PCR      [  ***  ]
      HAV RNA PCR      [  ***  ]
      Parvo DNA PCR    [  ***  ]

Nabi or its agent will pool Inhibitex donations at a charge of $1.50 per donation.

Nabi will review test results. Nabi will notify Inhibitex in writing within five
(5) business days of discovery of a reactive unit(s). Inhibitex will be responsible for notification of reactive donors to the applicable Plasma Collection Center and notification of Nabi to pull and destroy units found reactive. Upon such notification, Nabi shall pull and destroy such units in accordance with Nabi SOPs.

                                    EXHIBIT I

                          BULK CERTIFICATE OF ANALYSIS

                         QUALITY ASSURANCE BATCH RELEASE

PRODUCT NAME:
             ---------------------------------------------------

----------------------------------------------------------------


LOT NUMBER:
           -----------------------------------------------------

MANUFACTURER:

      NAME:
           -----------------------------------------------------

      ADDRESS:
              --------------------------------------------------

           -----------------------------------------------------

           -----------------------------------------------------

FDA LICENSE #:
              --------------------------------------------------

QUANTITY RELEASED:
                  ----------------------------------------------

SIZE OF PACKAGE:
                ------------------------------------------------

EXPIRATION DATE:
                ------------------------------------------------

[ ]   FULL RELEASE     [ ] LIMITED RELEASE

COMMENTS:
         -------------------------------------------------------

           -----------------------------------------------------

           -----------------------------------------------------

QA Batch Review and Released By                             Date

                                   EXHIBIT II

                    FINISHED PRODUCT CERTIFICATE OF ANALYSIS

                         QUALITY ASSURANCE BATCH RELEASE

PRODUCT NAME:
             ---------------------------------------------------

             ---------------------------------------------------


LOT NUMBER:
           -----------------------------------------------------

MANUFACTURER:

      NAME:
           -----------------------------------------------------

      ADDRESS:
              --------------------------------------------------

              --------------------------------------------------

              --------------------------------------------------

FDA LICENSE #:
              --------------------------------------------------

QUANTITY RELEASED:
                  ----------------------------------------------

SIZE OF PACKAGE:
                ------------------------------------------------

EXPIRATION DATE:
                ------------------------------------------------

[ ]   FULL RELEASE     [ ] LIMITED RELEASE

COMMENTS:
         -------------------------------------------------------

         -------------------------------------------------------

         -------------------------------------------------------

QA Batch Review and Released By                             Date

                                   EXHIBIT III

                       BINDING VOLUME ESTIMATE FLOW CHART

                                     [ *** ]


                                       32